                                                                    Exhibit 99.1
April 29, 2004

Tower Automotive, Inc.
27175 Haggerty Road
Novi, Michigan 48377

CONTACTS
Financial: Tom Kerns (248) 675-6359
Media: Bev Pierce (616) 802-1630

FOR IMMEDIATE RELEASE

              TOWER AUTOMOTIVE REPORTS FIRST QUARTER 2004 RESULTS;
                              ANNOUNCES REFINANCING

         NOVI, Mich., April 29 -- Tower Automotive, Inc. (NYSE: TWR) today announced financial results for the first quarter of 2004 and updated 2004 earnings guidance.

         FIRST QUARTER HIGHLIGHTS:

               o  EXCEEDED FIRST QUARTER EARNINGS GUIDANCE

               o  REVENUES OF $781 MILLION, UP 6.6% FROM PRIOR YEAR

               o  LAUNCHES CHALLENGING, BUT ON-TRACK

               o  EARNINGS STILL BEAR COSTS OF LAUNCHING NEW BUSINESS BACKLOG

         Tower Automotive announced first quarter revenues of $781 million, compared to $733 million in the first quarter of 2003. The company reported net income of $12.0 million, or $0.21 per diluted share, for the quarter versus net income for the first quarter of 2003 of $11.6 million, or $0.21 per diluted share. Earnings in the first quarter of 2004 were increased approximately $13.4 million, or $0.23 per share, by certain items including divestiture gains of $9.7 million, after tax, and net restructuring income of $3.7 million, after tax. Compared to the first quarter of 2003, first quarter 2004 earnings bear the launch costs for several significant new business awards, which will benefit the company in the future.


         "Our first quarter results demonstrate our dedication to launching our new business awards successfully, while driving fundamental operational improvements across the company," stated Kathleen Ligocki, President and CEO of Tower Automotive. "We are pleased we were able to exceed our earnings goals in the face of challenging market conditions."

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Tower Automotive, Inc.
April 29, 2004
Page 2


               Tower Automotive generated EBITDA (a non-GAAP financial measure the company defines as earnings before interest, taxes, depreciation and amortization, non-cash restructuring and asset impairment charges/income and divestiture gains) of approximately $66 million in the first quarter of 2004 (a reconciliation of EBITDA to net income is attached in Table B). The company incurred net capital expenditures of $53.2 million in the quarter, and had cash on hand of $78.3 million at March 31, 2004.

REFINANCING PLAN

               Tower Automotive also announced today that it is pursuing a refinancing plan with financial institutions that, if consummated, would improve the company's financial flexibility by extending debt maturities and increasing available liquidity. As currently envisioned by the company, the refinancing plan would include a new senior secured credit facility as well as a capital markets transaction which, when taken together, would provide sufficient proceeds to repay the company's existing credit facilities; refinance the company's 5% Convertible Subordinated Notes due August 1, 2004; and build additional liquidity for the company. The company expects the refinancing to be completed prior to the end of the second quarter. There are no assurances that the refinancing plan will be consummated.

                "The refinancing, if consummated, will give Tower Automotive a much more workable debt structure and will provide the financial flexibility appropriate for not only the upcoming period of launch activity, but also for the significant free cash flow we expect to generate in the second half of 2004 and beyond," commented Ligocki.

UPDATED FULL YEAR 2004 AND SECOND QUARTER GUIDANCE

               The company expects full year 2004 revenues of approximately $3.2 billion, up from $2.8 billion in 2003, reflecting the launch of several new programs. As a result of the recent divestiture of the company's investment in Yorozu, earnings per share are now expected to be in the range of $0.25 to $0.30 per share for 2004. Second quarter 2004 revenues are expected to be between $770 million and $790 million, and earnings are expected to be between break-even and $0.06 per share for the quarter.

               The company continues to anticipate EBITDA for the full year 2004 of between $270 million and $285 million, including EBITDA of approximately $65 million to $75 million in the second quarter of 2004. Capital expenditures continue to be expected to total approximately $240 million for the full year 2004.

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Tower Automotive, Inc.
April 29, 2004
Page 3


               The company's estimates for earnings per share and EBITDA exclude restructuring charges and divestiture gains. Cash restructuring charges are expected to be approximately $0.01 to $0.02 per share per quarter for the remainder of 2004, based on previously announced restructuring activities.

ACCESSING THE CONFERENCE CALL WEBCAST AND POWERPOINT PRESENTATION

               A conference call to discuss first quarter results is scheduled today at 10 a.m. Eastern Time. Investors may access the Webcast and online presentation by logging onto www.towerautomotive.com, selecting "Investors" and clicking on the Webcast icon.

               Tower Automotive, Inc. is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Fiat, Hyundai/Kia, BMW, and Volkswagen Group. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. The company is based in Novi, Mich. Additional company information is available at www.towerautomotive.com.

FORWARD-LOOKING STATEMENTS

               This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties. You should not place undue reliance on those statements because they only speak as of the date of this press release. Forward-looking statements include information concerning our possible or assumed future results of operations. These statements often include words such as "believe," "expect," "project," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions.

               Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include: (i) the degree to which we are leveraged and our ability to generate sufficient cash flow from operations to meet our future liquidity needs; (ii) our reliance on major customers and selected vehicle platforms; (iii) the cyclicality and seasonality of the automotive market; (iv) our ability to obtain new business on new and redesigned models; (v) our ability to achieve the anticipated volume of production from new and planned supply programs; (vi) general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (vii) increased competition in the automotive components supply market; (viii) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange; (ix) changes in general economic conditions in the United States and Europe; and (x) various other factors beyond our control. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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Tower Automotive, Inc.
April 29, 2004
Page 4


                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                   Three Months Ended March 31,
                                                   ----------------------------
                                                      2004             2003
                                                    ---------        ---------
Revenues                                            $ 781,236        $ 732,578

Cost of sales                                         720,591          658,054
                                                    ---------        ---------

  Gross profit                                         60,645           74,524

Selling, general and administrative expenses           34,154           34,676

Restructuring charge reversal, net                     (5,607)              --
                                                    ---------        ---------

  Operating income                                     32,098           39,848

Interest expense, net                                  31,470           16,769
                                                    ---------        ---------

  Income before provision for income taxes                628           23,079

Provision for income taxes                                478            7,847
                                                    ---------        ---------

  Income before equity in earnings of
    joint ventures and minority interest                  150           15,232


Equity in earnings of joint ventures, net               3,447              644

Gain on sale of joint venture investment, net           9,732               --

Minority interest, net                                 (1,311)          (4,304)
                                                    ---------        ---------

      Net income                                    $  12,018        $  11,572
                                                    =========        =========

Basic earnings per common share:
Net income                                          $    0.21        $    0.21
                                                    =========        =========
Weighted average basic shares outstanding              57,342           56,194
                                                    =========        =========

Diluted earnings per common share:
Net income                                          $    0.21        $    0.21
                                                    =========        =========
Weighted average diluted shares outstanding            58,110           56,210
                                                    =========        =========




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Tower Automotive, Inc.
April 29, 2004
Page 5



                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                   March 31,          December 31,
                 Assets                                              2004                 2003
                                                                  -----------        ------------
                                                                  (unaudited)
Current assets:
   Cash and cash equivalents                                      $    78,346        $   160,899
   Accounts receivable                                                374,089            325,599
   Inventories                                                        127,089            130,004
   Deferred income taxes, net                                          15,295             20,116
   Prepaid tooling and other                                          160,110             91,662
                                                                  -----------        -----------
      Total current assets                                            754,929            728,280
                                                                  -----------        -----------

Property, plant and equipment, net                                  1,117,322          1,055,873
Investments in joint ventures                                         204,257            248,133
Deferred income taxes, net                                            144,512            146,944
Goodwill                                                              495,209            498,663
Other assets, net                                                     151,086            168,516
                                                                  -----------        -----------
                                                                  $ 2,867,315        $ 2,846,409
                                                                  ===========        ===========

             Liabilities and Stockholders' Investment
Current liabilities:
   Current maturities of long-term debt and capital lease
      obligations                                                 $   120,595        $    99,597
   Convertible Subordinated Notes                                     199,984            199,984
   Accounts payable                                                   579,311            556,036
   Accrued liabilities                                                243,996            249,984
                                                                  -----------        -----------
      Total current liabilities                                     1,143,886          1,105,601
                                                                  -----------        -----------

Long-term debt, net of current maturities                           1,042,570          1,060,859
Obligations under capital leases, net of current maturities            39,551             42,798
Other noncurrent liabilities                                          220,979            223,641
                                                                  -----------        -----------
      Total noncurrent liabilities                                  1,303,100          1,327,298
                                                                  -----------        -----------

Stockholders' investment:
   Preferred stock                                                         --                 --
   Common stock                                                           661                661
   Additional paid-in capital                                         680,759            680,608
   Retained deficit                                                  (169,831)          (181,849)
   Deferred compensation plans                                         (8,027)            (9,609)
   Accumulated other comprehensive loss                               (29,683)           (22,751)
   Treasury stock, at cost                                            (53,550)           (53,550)
                                                                  -----------        -----------
      Total stockholders' investment                                  420,329            413,510
                                                                  -----------        -----------
                                                                  $ 2,867,315        $ 2,846,409
                                                                  ===========        ===========




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Tower Automotive, Inc.
April 29, 2004
Page 6



                    TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (AMOUNTS IN THOUSANDS -- UNAUDITED)

                                                                            THREE MONTHS ENDED MARCH 31,
                                                                          -------------------------------
                                                                                2004              2003
                                                                          ------------       ------------
OPERATING ACTIVITIES:
   Net income                                                              $    12,018       $     11,572
   Adjustments required to reconcile net income to net cash
     provided by (used in) operating activities -
         Non-cash restructuring charge reversal                                 (6,276)                --
         Depreciation                                                           38,357             39,051
         Deferred income tax provision (benefit)                                (4,104)             8,274
         Gain on sale of joint venture investment                               (9,732)                --
         Equity in earnings of joint ventures, net                              (3,447)              (644)
         Change in working capital and other operating items                   (89,700)           (57,030)
                                                                          ------------       ------------

     Net cash provided by (used in) operating activities                       (62,884)             1,223
                                                                          ------------       ------------

INVESTING ACTIVITIES:
   Acquisitions, divestitures and investment in joint ventures                  33,296              3,232
   Capital expenditures, net                                                   (53,186)           (41,200)
                                                                          ------------       ------------

         Net cash used in investing activities                                 (19,890)           (37,968)
                                                                          ------------       ------------

FINANCING ACTIVITIES:
  Proceeds from borrowings                                                      14,630            699,646
  Repayments of debt                                                           (14,409)          (658,131)
  Net proceeds from issuance of stock                                               --                303
                                                                          ------------       ------------

        Net cash provided by financing activities                                  221             41,818
                                                                          ------------       ------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                        (82,553)             5,073

CASH AND CASH EQUIVALENTS:
   Beginning of period                                                         160,899             13,699
                                                                          ------------       ------------

   End of period                                                          $     78,346       $     18,772
                                                                          ============       ============




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Tower Automotive, Inc.
April 29, 2004
Page 7


                                     TABLE A

ITEMS IMPACTING THE FIRST QUARTER OF 2004

($ in thousands, except per share amounts)                                                              Per share
                                                                                                        ---------
Reversal of Ranger curtailment loss originally recorded in 2003, net of tax      $4,142                 $ 0.07
Restructuring charges for previously announced actions, net of tax               $ (441)                $(0.01)
Gain on sale of investment in Yorozu                                             $9,732                 $ 0.17
Per share impact                                                                                        $ 0.23





                                     TABLE B

RECONCILIATION OF EBITDA TO NET INCOME
                                                                           ACTUAL                         ACTUAL
($ in thousands)                                                          Q1 2004                        Q1 2003


EBITDA                                                                    $66,315                        $75,239
Less:  Interest expense                                                    31,470                         16,769
Less:  Provision for income taxes                                             478                          7,847
Less:  Depreciation expense                                                38,357                         39,051
Plus:  Non-cash restructuring charge reversal                               6,276                             --
Plus:  Divestiture gains                                                    9,732                             --
Net income                                                                $12,018                        $11,572


RECONCILIATION OF EBITDA TO NET INCOME
                                                                           FORECAST                   FORECAST
($ in thousands)                                                           Q2 2004                      2004

EBITDA                                                                      $75,000                    $285,000
Less:  Interest expense                                                      32,000                     120,000
Less:  Provision for income taxes                                               500                       1,000
Less:  Depreciation expense                                                  39,000                     147,000
Plus:  Non-cash restructuring charge reversal                                    --                       6,000
Plus: Divestiture gains                                                          --                      10,000
Net income                                                                   $3,500                     $33,000



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